Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints John P. Gruber his true and lawful attorney and agent in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of Great American Life Insurance Company under the Securities Act of 1933 for the Index Summit 6 Contracts, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of Great American Life Insurance Company, hereby ratifying and confirming all actions of said attorney and agent hereunder.

/s/ Mark F. Muething
Mark F. Muething
President
Chief Operating Officer
Director

Date: February 5, 2021